Exhibit 4.10

EXECUTION VERSION

AMENDMENT NO. 1 TO PURCHASE AND SALE AGREEMENT
AND
REAFFIRMATION OF PERFORMANCE GUARANTY
This AMENDMENT NO. 1 TO PURCHASE AND SALE AGREEMENT AND REAFFIRMATION OF PERFORMANCE GUARANTY (this “Amendment”), dated as of November 19, 2018, is entered into by and among AIT RECEIVABLES, LLC (“AIT Receivables”), as borrower under the Receivables Financing Agreement (as defined below) and as buyer under the Purchase and Sale Agreement (as defined below) (in such capacities, together with its successors and permitted assigns in such capacities, the “Borrower” or the “Buyer”, respectively), APPLIED INDUSTRIAL TECHNOLOGIES, INC. (“Applied Industrial”), as initial servicer under the Receivables Financing Agreement and as servicer under the Purchase and Sale Agreement (in such capacities, together with its successors and permitted assigns in such capacities, the “Servicer”) and as an originator under the Purchase and Sale Agreement (in such capacity, together with its successors and permitted assigns in such capacity, an “Originator”), APPLIED INDUSTRIAL TECHNOLOGIES - CA LLC (“Applied - CA”), as an originator under the Purchase and Sale Agreement (in such capacity, together with its successors and permitted assigns in such capacity, an “Originator”), APPLIED INDUSTRIAL TECHNOLOGIES - DIXIE, INC. (“Applied - Dixie”), as an originator under the Purchase and Sale Agreement (in such capacity, together with its successors and permitted assigns in such capacity, an “Originator”), APPLIED INDUSTRIAL TECHNOLOGIES -- PA LLC (“Applied -- PA”), as an originator under the Purchase and Sale Agreement (in such capacity, together with its successors and permitted assigns in such capacity, an “Originator”), and acknowledged and agreed to by PNC Bank, National Association (“PNC”), as administrative agent and as group agent for the PNC Group under the Receivables Financing Agreement (in such capacities, together with its successors and permitted assigns in such capacities, the “Administrative Agent” and a “Group Agent”, respectively) and by REGIONS BANK (“Regions”), as group agent for the Regions Group under the Receivables Financing Agreement (in such capacity, together with its successors and permitted assigns in such capacity, the a “Group Agent”), and is reaffirmed by, with respect to Section 11 hereof, Applied Industrial, as performance guarantor (in such capacity, together with its successors and permitted assigns in such capacity, the “Performance Guarantor”).
BACKGROUND
WHEREAS, the Borrower, the Servicer, the Persons from time to time party thereto as Lenders and as Group Agents, the Administrative Agent, and PNC Capital Markets LLC, as Structuring Agent, entered into the Receivables Financing Agreement as of August 31, 2018 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Receivables Financing Agreement”);
WHEREAS, the Buyer, the Servicer and the Originators entered into the Purchase and Sale Agreement as of August 31, 2018 (the “Original Purchase and Sale Agreement”; as amended, restated, supplemented or otherwise modified through the date hereof, and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Purchase and Sale Agreement”);
WHEREAS, the Performance Guarantor entered into the Performance Guaranty as of August 31, 2018 (as may be further amended, restated, supplemented or otherwise modified from time to time, the “Performance Guaranty”) in favor of, and as accepted by, the Administrative Agent;
WHEREAS, the parties hereto wish to amend the Original Purchase and Sale Agreement pursuant to the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1.Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings assigned to them in the Purchase and Sale Agreement.
SECTION 2.Amendments to Original Purchase and Sale Agreement. Effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, the Original Purchase and Sale Agreement is hereby amended as follows:
(a)The definition of “FMVD” set forth in the calculation of “Purchase Price” set forth in Section 2.2 of the Original Purchase and Sale Agreement is hereby deleted and replaced in its entirety with the following:
FMVD =    Fair Market Value Discount, as measured on such Payment Date, which is equal to the quotient (expressed as percentage) of (a) one, divided by (b) the sum of (i) one, plus (ii) the product of (A) the sum of (1) the Prime Rate on such Payment Date, plus (2) one percent (1.00%), times (B) a fraction, the numerator of which is the Days’ Sales Outstanding (calculated as of the last day of the Fiscal Month immediately preceding such Payment Date) and the denominator of which is 365 or 366, as applicable.
(b)Item 2. of Exhibit A to the Original Purchase and Sale Agreement is hereby deleted and replaced in its entirety with the following:
2.    Fair Market Value Discount:
1⁄{1 + ((Prime Rate + 1.00%) x Days’ Sales Outstanding)}
365
Where:
Prime Rate = __________
Days’ Sales Outstanding = __________

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SECTION 3.Representations, Warranties and Enforceability. Each of the Borrower and the Servicer hereby represents and warrants to the Administrative Agent and the Group Agents and each Originator hereby represents and warrants to the Buyer, as applicable, as of the date hereof with respect to itself, as follows:the representations and warranties of it contained in Section 6.01 and Section 6.02, as applicable, of the Receivables Financing Agreement are true and correct in all material respects (unless such representations and warranties contain a materiality qualification, in which case, such representations and warranties shall be true and correct as made) on and as of the date hereof as though made on and as of such date unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct in all material respects (unless such representations and warranties contain a materiality qualification, in which case such representations and warranties shall be true and correct as made) on and as of such earlier date;
(a)the representations and warranties of it contained in Article V of the Purchase and Sale Agreement are true and correct in all material respects (unless such representations and warranties contain a materiality qualification, in which case, such representations and warranties shall be true and correct as made) on and as of the date hereof as though made on and as of such date unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct in all material respects (unless such representations and warranties contain a materiality qualification, in which case such representations and warranties shall be true and correct as made) on and as of such earlier date;
(b)no event has occurred and is continuing, or would result immediately after giving effect to this Amendment, that constitutes an Event of Default or Unmatured Event of Default, as set forth in Section 9.01 of the Receivables Financing Agreement;
(c)no event has occurred and is continuing, or would result immediately after giving effect to this Amendment, that constitutes a Purchase and Sale Termination Event or Unmatured Purchase and Sale Termination Event, as set forth in Section 8.1 of the Purchase and Sale Agreement; and
(d)(i) the execution and delivery by it of this Amendment, and the performance of its obligations under this Amendment, the Receivables Financing Agreement and the Purchase and Sale Agreement, as amended hereby, are within its organizational powers and have been duly authorized by all necessary action on its part and (ii) this Amendment and the Purchase and Sale Agreement, as amended hereby, are its valid and legally binding obligations, enforceable in accordance with their respective terms.
SECTION 4.Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:
(a)The Administrative Agent shall have received a fully executed counterpart of this Amendment.
(b)The Administrative Agent shall have received such documents and certificates as the Administrative Agent shall have reasonably requested on or prior to the date hereof.

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(c)PNC, as the Administrative Agent, as a Committed Purchaser and as the Group Agent for the PNC Group under the Receivables Financing Agreement, as applicable, shall have received all fees and other amounts due and payable to it under the Transaction Documents and in connection with this Amendment on or prior to the date hereof, including, to the extent invoiced, payment or reimbursement of all fees and expenses (including reasonable and documented out-of-pocket fees, charges and disbursements of counsel) required to be paid or reimbursed on or prior to the date hereof. To the extent such fees and other amounts have not yet been invoiced, the Buyer agrees to remit payment to the applicable party promptly upon receipt of such invoice.
(d)No Event of Default or Unmatured Event of Default, as set forth in Section 9.01 of the Receivables Financing Agreement, shall have occurred and be continuing.
(e)No Purchase and Sale Termination Event or Unmatured Purchase and Sale Termination Event, as set forth in Section 8.1 of the Purchase and Sale Agreement, shall have occurred and be continuing.
SECTION 5.Amendment. The Buyer, the Servicer and the Originators, and, with respect to Section 11 hereof, the Performance Guarantor, hereby agree that the provisions and effectiveness of this Amendment shall apply to the Purchase and Sale Agreement as of the date hereof. Except as amended by this Amendment, the Purchase and Sale Agreement remains unchanged and in full force and effect. This Amendment is a Transaction Document.
SECTION 6.Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart hereof by facsimile or other electronic means shall be equally effective as delivery of an originally executed counterpart.
SECTION 7.Captions. The headings of the Sections of this Amendment are provided solely for convenience of reference and shall not modify, define, expand or limit any of the terms or provisions of this Amendment.
SECTION 8.Successors and permitted assigns. The terms of this Amendment shall be binding upon, and shall inure to the benefit of, the Buyer, the Servicer, the Originators, the Administrative Agent, the Group Agents, and, with respect to Section 11 hereof, the Performance Guarantor and their respective successors and permitted assigns.
SECTION 9.Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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SECTION 10.Governing Law and Jurisdiction. The provisions of the Purchase and Sale Agreement with respect to governing law, jurisdiction, and agent for service of process are incorporated in this Amendment by reference as if such provisions were set forth herein.
SECTION 11.Ratification of Performance Guarantee. After giving effect to this Amendment, all of the provisions of the Performance Guaranty shall remain in full force and effect and the Performance Guarantor hereby ratifies and affirms the Performance Guaranty and acknowledges that the Performance Guaranty has continued and shall continue in full force and effect in accordance with its terms.
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IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their duly authorized officers as of the date first above written.
AIT RECEIVABLES LLC,
as the Borrower and as the Buyer
By:     /s/ David K. Wells
Name: David K. Wells
Title:     Vice President - Chief Financial Officer
& Treasurer

APPLIED INDUSTRIAL TECHNOLOGIES, INC.,
as the Servicer and as an Originator
By:     /s/ David K. Wells
Name: David K. Wells.
Title:     Vice President - Chief Financial Officer
& Treasurer
By:     /s/ Fred D. Bauer
Name: Fred D. Bauer
Title:     Vice President - General Counsel
& Secretary

APPLIED INDUSTRIAL TECHNOLOGIES - CA LLC,
as an Originator
By:     /s/ David K. Wells
Name: David K. Wells
Title:     Vice President - Chief Financial Officer
& Treasurer

APPLIED INDUSTRIAL TECHNOLOGIES - DIXIE, INC.,
as an Originator
By:     /s/ David K. Wells
Name: David K. Wells
Title:     Vice President - Chief Financial Officer
& Treasurer
Amendment 1 to PSA (AIT)

APPLIED INDUSTRIAL TECHNOLOGIES -- PA LLC,
as an Originator
By: Applied Industrial Technologies, Inc., its sole member
By:     /s/ David K. Wells
Name: David K. Wells
Title:     Vice President - Chief Financial Officer
& Treasurer

Amendment 1 to PSA (AIT)

Acknowledged and reaffirmed by, with respect to Section 11 hereof, as of the date first written above:
APPLIED INDUSTRIAL TECHNOLOGIES, INC.,
as Performance Guarantor
By:     /s/ David K. Wells
Name: David K. Wells
Title:     Vice President - Chief Financial Officer
& Treasurer

Amendment 1 to PSA (AIT)

Acknowledged and agreed to by, as of the date first written above:

PNC BANK NATIONAL ASSOCIATION,
as Administrative Agent
By:     /s/ Michael Brown
Name: Michael Brown
Title:     Senior Vice President
Amendment 1 to PSA (AIT)

Acknowledged and agreed to by, as of the date first written above:
PNC BANK, NATIONAL ASSOCIATION,
as the Group Agent for the PNC Group
By:     /s/ Michael Brown
Name: Michael Brown
Title:     Senior Vice President
Amendment 1 to PSA (AIT)

Acknowledged and agreed to by, as of the date first written above:
REGIONS BANK
as the Group Agent for the Regions Group
By:     /s/ Cecil Noble
Name: Cecil Noble
Title:     Managing Director

Amendment 1 to PSA (AIT)